                                                                    EXHIBIT 10.1

                                   ADDENDUM X
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT

MANAGER:        SOUTHWEST PCS, L.P.

SERVICE AREAS:  OKLAHOMA          OKLAHOMA CITY #329
                --------          (SERVICE AREA IS LIMITED)
                                  TULSA #448
                                  (SERVICE AREA IS LIMITED)
                                  LAWTON-DUNCAN #248
                                  MUSKOGEE #311 ENID #130
                                  ARDMORE #019 STILLWATER
                                  #433 ADA #004 MCALESTER
                                  #267 PONCA CITY #354
                                  BARTLESVILLE #031

                KANSAS            SALINA #396
                ------            HUTCHINSON #200
                                  (SERVICE AREA IS LIMITED)
                                  MANHATTAN #275
                                  EMPORIA #129

                ARKANSAS          FORT SMITH #153
                --------          FAYETTEVILLE #140
                                  LITTLE ROCK #257
                                  (SERVICE AREA IS LIMITED)
                                  RUSSELLVILLE #387

                TEXAS             WICHITA FALLS #473
                -----

     This Addendum X (this "ADDENDUM"), dated as of January 24, 2006 contains certain additional and supplemental terms and provisions to that certain Sprint
PCS Management Agreement entered into as of July 10, 1998, by the same parties as this Addendum, which Management Agreement was further amended by that certain
Addendum I dated July 10, 1998, Addendum II dated April 30, 1999, Addendum III dated March 7, 2001, Addendum IV dated March 30, 2001, Addendum V dated
September 12, 2003, Addendum VI dated March 26, 2004, Addendum VII dated June
14, 2004, Addendum VIII dated December 24, 2004 and Addendum IX dated December
2, 2005. (the Sprint PCS Management Agreement, as amended, being the "MANAGEMENT
AGREEMENT"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management
Agreement.

Except for express modification made in this Addendum, the Management Agreement continues in full force and effect.

     The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services
Agreement, the Trademark License Agreements and the Schedule of Definitions. The
Management Agreement, the Services Agreement, the Trademark Licenses Agreements,
the Schedule of Definitions, all prior addenda and the Consent (as defined below) continue in full force and effect, except for express modifications made in this Addendum.

     Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

The Management Agreement is modified as follows:

         1. SPRINT PCS/NEXTECH AGREEMENTS. WirelessCo entered into a Strategic
Roaming Agreement (the "Original SRA"), a CDMA Buildout Agreement (the "Original
Buildout Agreement"), a License Purchase Agreement (the " Original LPA") and a
Spectrum Manager Lease Agreement (the Original Spectrum Lease and, together with the Original SRA, the Original Buildout Agreement, the Original LPA and the
Original Spectrum Lease, the "Original Nextech SRA Agreements"), each dated
10/15/2004 with Nextech Wireless L.L.C., a Kansas limited liability company
("Nextech"). In accordance with the Original Nextech SRA Agreements, Nextech purchased certain FCC licensed spectrum from WirelessCo and agreed to construct and operate a CDMA/1xRTT System in the portions of Kansas described in Schedule
1B to the Original SRA (the "Original Nextech SRA Market") and to provide
CDMA/1xRTT roaming services to Sprint PCS and certain of its Managers/Affiliates in the Original Nextech SRA Market. A CDMA/IxRTT System is defined to mean a mobile wireless communications system that uses a wireless communications technology that combines CDMA for voice and the form of CDMA technology designed to support data transmission speeds up to 144 kilobytes per second for data. The
Original Nextech SRA Market did not include any portion of any Service Area
(collectively, the "Alamosa Service Area") described in the Management Agreement or in any other Sprint PCS Management Agreement between Sprint PCS and any direct or indirect subsidiary of Alamosa Holdings, Inc., a Delaware corporation.
In connection with the execution of the Original Nextech SRA Agreements,
WirelessCo, Sprint Spectrum L.P., a Delaware limited partnership ("SSLP") and
Manager entered into a consent letter, dated 10/14/2004 ("Consent Letter"), whereby Manager consented to the terms of the Original Nextech SRA Agreements, subject to the terms and conditions contained in the Consent Letter.

         WirelessCo and Nextech wish to amend the Original Nextech SRA
Agreements to extend the areas covered by the Original Nextech SRA Agreements to
Smith, Osborne, Phillips and Norton counties in Kansas ("Additional Areas") and to provide for a short term lease of an additional 10 MHZ of spectrum to Nextech from Wireless Co until Nextech can purchase that spectrum from WirelessCo. In connection with extending the Original Nextech SRA Agreements to the Additional
Area, Nextech and Wireless anticipate entering into an Amended and Restated
Strategic Roaming Agreement ("SRA") in the form attached as Exhibit A to this

Addendum, an Amended and Restated CDMA Buildout Agreement (the "Buildout
Agreement") in the form attached as Exhibit B to this Addendum, a License
Purchase Agreement (the "Purchase Agreement") in the form attached as Exhibit C to this Addendum, but in which the monetary terms have been deleted and a Short
Term Defacto Transfer Spectrum Lease Agreement (the "Spectrum Lease" and
together with the SRA, the Buildout Agreement and the Purchase Agreement, the
"Current Nextech SRA Agreements') in the form attached as Exhibit D to this
Addendum. The Current Nextech SRA Agreements and the Original Nextech SRA
Agreements are referred to in this Addendum as the "Nextech SRA Agreements".
Each Party agrees to deliver to the other party true and correct copies of any agreements that they may enter into with Nextech or any amendments to the existing agreements relating to wireless coverage provided by Nextech in the
Nextech SRA Markets (as defined below) within five days after the agreements or amendments are entered into.

         Under the Nextech SRA Agreements, Nextech is required to construct and operate a CDMA/1xRTT System in the portions of Kansas described in Schedules 1B and 1C to the SRA (collectively, the "Nextech SRA Market") and provide
CDMA/1xRTT roaming services to WirelessCo and certain of its Managers/Affiliates in the Nextech SRA Market. The portion of the Nextech SRA Market described in
Schedule 1C to the SRA is referred to in this Addendum as the Additional Nextech
SRA Market. The SRA provides for, among other things, special reciprocal roaming rates for Manager in the Nextech SRA Market and special reciprocal roaming rates for Nextech in that portion of the Service Area described in the attached
Exhibit C (collectively, the "Special Rate Area"). The special roaming rates applicable to the Special Rate Area will apply only to customers of Nextech with an NPA-NXX assigned to the Nextech SRA Market and "Sprint PCS Customers" (as
such terms are defined in the SRA) with an NPA-NXX assigned to the Special Rate
Area (collectively, "Special Roaming Rate Customers"). The portion of the
Additional Area described in Exhibit D of this Addendum ("Overlap Area")
overlaps with the Alamosa Service Area. The transactions contemplated by the SRA are referred to in this letter as the "Nextech Transactions." Subject to the terms and conditions contained in this Addendum, Manager consents to the Nextech
Transactions.

2. SALE OF SPECTRUM. Sprint PCS and Manager disagree on whether WirelessCo may sell, lease or otherwise dispose of FCC licensed spectrum in the Service Area without the consent of Manager, but both wish to proceed with or consent to the
Nextech Transactions to the extent and on the terms described in this Addendum.
Manager consents to the lease and subsequent sale of 10 MHz of FCC-licensed spectrum to Nextech in that portion of BTA 396 (Salina) described in the
Spectrum Lease and the Purchase Agreement. Manager's consent to the lease and subsequent sale of such licensed spectrum is not an acknowledgment by Sprint PCS that Manager's consent is necessary for the lease and/or sale of the spectrum to
Nextech or to any future sale, lease or other disposition of FCC licensed spectrum to Nextech or any other party. By entering into this Agreement, neither
Party is making or intends to make any admission as to whether Sprint PCS must obtain Manager's consent to a sale, lease or other disposition of FCC licensed spectrum to any party.

3. FUTURE BUILD-OUT REQUIREMENTS. As a condition to entering into the SRA with
WirelessCo, Nextech has required that Sprint PCS and Manager each agree not to install or operate a CDMA/1xRTT System in the Additional Nextech SRA Market or a
wireless network

for the purpose of offering two-way voice services or two-way data services, if such services are being used by Sprint PCS Customers primarily for mobile (as opposed to primarily portable or fixed) applications in the Original Nextech SRA
Market during the term of the SRA, which portion includes the Overlap Area but which does not include any other portion of the Service Area. Subject to the conditions contained in Paragraph 5 of this Addendum in the case of Manager,
Sprint Spectrum and Manager each consents to the other party entering into an agreement with Nextech not to build out or cause any other person or entity to build out the Sprint PCS Network in the Overlap Area during the term of the SRA;
provided, however, that Manager's consent contained in this Paragraph 3 shall expire on the earliest of (i) the seventh anniversary of the In-Service Date (as defined in the SRA), or (ii) the expiration of termination of the SRA. During the term of the SRA, (a) Sprint PCS may not include any portion of the Overlap
Area in any notice to build out New Coverage under Section 2.5 of the Management
Agreement; (b) Manager may not request Sprint PCS' consent to amend the
Build-out Plan to include any portions of the Overlap Area; and (c) Alamosa is released from any obligation that Alamosa may have to build out coverage in the
Overlap Area.

4. ROAMING INDICATOR LIGHT. Nextech has required that where technically feasible
(as determined by WirelessCo in its sole discretion), "Sprint PCS Customers" and
"End Users" (as such terms are defined in the SRA) will have the roaming indicator light of the handset of the Sprint PCS Customer or End User turned off while seeking coverage in and utilizing the Nextech SRA Market. Manager consents to the roaming indicator light being turned off in the manner described in the preceding sentence. Manager's consent to the roaming indicator light being turned off is not an acknowledgment by Sprint PCS that it is necessary for
Sprint PCS to obtain Manager's consent to the roaming light being turned off in this or any other roaming agreement. By entering into this Agreement, neither
Party is making or intends to make any admission as to whether Sprint PCS must obtain Manager's consent to the roaming light being turned off in this or any other roaming agreement.

5. SUSPENSION OF MANAGER OBLIGATIONS. During the time period in which Manager's consent is in effect, Manager will not (a) distribute Sprint PCS Products and
Services in the Overlap Area, (b) establish distribution channels in the Overlap
Area, or (c) conduct advertising and promotion activities in the Overlap Area.
No failure of Manager to comply with any Program Requirement or other Sprint PCS guideline, standard or specification will result in a default under the
Management Agreement to the extent that any such failure results from any problem with or condition caused by the Nextech network not caused by Manager as determined in Sprint's reasonable discretion.

6. RESTRICTIONS ON AMENDMENTS TO NEXTECH TRANSACTIONS. Without Manager's prior written consent, WirelessCo will not (a) enter into any new agreement with
Nextech or enter into any amendment of, or give its consent under, any proposed or existing agreement with Nextech, including without limitation, the Sprint
PCS/Nextech Agreements if a result of such new agreement, amendment or consent would be to (1) change the special roaming rate applicable to the Special Rate
Area or to change the location of the Special Rate Area; (2) extend the term for which the special roaming rates applicable to the Special Rate Area will remain in effect; or (3) expand the Nextech SRA Market or the Overlap Area to include any portion of the Service Area except that portion of the Service Area that is included within the Overlap Area on the date of

this Addendum; (b) update the list of BID's set forth on Attachment 1A to the
SRA to include additional BID's served by the Alamosa Oklahoma City switch or the Alamosa Lubbock switch that are not expressly included in such list as of the date of this Addendum ; or (c) consent to or otherwise allow the term of the
SRA or the Buildout Agreement to extend beyond the seventh anniversary of the
In-Service Date (as defined in the SRA).

7. NO ADMISSIONS. Nothing contained in the Addendum will constitute any admission by either party as to whether Sprint PCS may enter into or consummate the Nextech Transactions or enter into or consummate any other similar agreements without Manager's consent.

8. COUNTERPARTS. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective authorized officers as of the date and year first above written.

                         SPRINT SPECTRUM L.P.

                         By: /s/ Steven M. Nielsen
                             ---------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer

                         WIRELESSCO, L.P.

                         By: /s/ Steven M. Nielsen
                             ---------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer

                         SPRINTCOM, INC.

                         By: /s/ Steven M. Nielsen
                             ---------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer

                         SPRINT COMMUNICATIONS COMPANY, L.P.

                         By: /s/ John Garcia
                             ----------------
                             Name:  John Garcia
                                    --------------------
                             Title: Senior Vice President
                                    ---------------------

                         SOUTHWEST PCS, L.P.
                         an Oklahoma limited partnership

                         By: SWGP, L.L.C.
                             an Oklahoma limited liability company,
                             as its general partner

                         By: /s/ David E. Sharbutt
                             ----------------------
                             David E. Sharbutt
                             Manager